                                                                   EXHIBIT 10.34

                          QUANTA CAPITAL HOLDINGS LTD.

                       FORM OF RESTRICTED SHARE AGREEMENT

     FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Quanta Capital Holdings Ltd. (the "Company"), a Bermuda company, hereby grants to __________, [a director] [an employee] of [a subsidiary of] the
Company (the "Holder"), common shares, $0.01 par value per share, of the Company
(the "Shares") which are subject to certain restrictions and to a risk of forfeiture upon the following terms:

     WHEREAS, the Holder has been granted the following award (the "Award") in connection with his or her [retention as an employee] [service as a director]
and as compensation for services to be rendered; and the following terms reflect the Company's 2003 Long Term Incentive Plan (the "Plan");

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows.

     1. GRANT. The Holder is hereby granted _______ Shares subject to certain restrictions and to a risk of forfeiture (the "Restricted Shares") pursuant to the Plan, the terms of which are incorporated herein by reference. The
Restricted Shares are granted as of __________ (the "Date of Grant") and such grant is subject to the terms and conditions herein and the terms and conditions of the applicable provisions of the Plan.

     2. TERMS AND CONDITIONS. It is understood and agreed that the Award evidenced hereby is subject to the following additional terms and conditions:

          (a) Vesting of Award. Subject to Section 2(b) and (c) below and the other terms and conditions of this agreement and the Plan, this Award shall vest in ___ equal annual installments, beginning on [the first anniversary of the
Date of Grant].

          (b) Termination of Service; Forfeiture of Unvested Shares.
Notwithstanding Section 2(a) above, in the event that prior to the vesting of the Restricted Shares, the Holder ceases to be [a director] [an employee] of the
Company (except due to the Holder's death or Permanent Disability (as defined below)), the unvested Restricted Shares shall be immediately forfeited. For purposes of this agreement, service with any of the Company's Subsidiaries (as defined in the Plan) shall be considered to be service with the Company.

          (c) Death or Permanent Disability. Notwithstanding Section 2(a) or (b)
above, if the Holder ceases to be [a director] [an employee] of the Company due to the Holder's death or Permanent Disability, then upon his or her death or
Permanent Disability, the Award shall become immediately vested in full.
"Permanent Disability" means those circumstances where the Holder is unable to continue to perform the usual customary duties of his assigned job for a period of six (6) months in any twelve (12) month period because of physical, mental or emotional incapacity resulting from injury, sickness or disease. Any questions as to the existence of a Permanent Disability shall be determined by a qualified, independent physician selected by

the Company and approved by the Holder (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this agreement.

          (d) Certificates. Each certificate representing the Restricted Shares
(the "Restricted Certificates") shall be dated the Date of Grant, registered in the Holder's name, and bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Shares (the
"Restrictive Legend"). Until the Restricted Certificate's respective Restricted
Shares have vested, the Restricted Certificate must remain in the physical possession of the Company. Upon the vesting of the Restricted Shares pursuant to
Section 2(a), (b) or (c) hereof, the Restrictive Legend shall be removed and the certificate representing the vested Shares may be delivered to the Holder.

          (e) Rights of a Shareholder. The Holder shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted
Shares and the right to receive dividends thereon.

          (f) Nontransferability. Prior to the vesting of the Restricted Shares, this Award, or any interest therein, shall not be transferable by the Holder except by will or the laws of descent and distribution. Notwithstanding the foregoing, the Award (or any part thereof) may be transferred by the Holder (for no consideration) to members of his or her "immediate family," to a trust or other entity established for the exclusive benefit of solely one or more members of the Holder's "immediate family," or to a charitable organization qualified for tax exemption under Code section 501(c)(3). Any Award held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Award immediately prior to the transfer, except that the Award will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Holder's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

     (g) The Plan. All terms and conditions provided in this agreement are subject to the terms and conditions of the Plan.

     3. TRANSFER OF SHARES. The vested Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

     4. ANTIDILUTION. In the event that the Compensation Committee of the Board of Directors of the Company (the "Committee") shall determine that any dividend in shares, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Holder hereunder, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such a manner as it may deem equitable,

adjust any or all of the number and kind of shares, other securities or other consideration issued or issuable with respect of this Award.

     5. EXPENSES OF ISSUANCE OF SHARES. The issuance of share certificates representing the Shares in whole or in part, shall be without charge to the
Holder. The Company shall pay, and indemnify the Holder from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes)
or by reason of the issuance of shares hereunder.

     6. WITHHOLDING. Prior to the vesting of the Restricted Shares, the Holder shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the vesting of the Restricted Shares and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Holder, federal, state and local taxes of any kind required by law to be withheld upon the vesting of the
Restricted Shares.

     7. REFERENCES. References herein to rights and obligations of the Holder shall apply, where appropriate, to the Holder's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this agreement.

     8. NOTICES. Any notice required or permitted to be given under this agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

     If to the Company:

          Quanta Capital Holdings Ltd.
          1 Victoria Street
          Hamilton HM 11 Bermuda

          Attn.: Secretary

     If to the Holder:

          To the last address given to the Company by the Holder in the manner set forth herein.

     9. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflict of laws.

     10. ENTIRE AGREEMENT. This agreement constitutes the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this agreement and the Plan.

     11. COUNTERPARTS. This agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the
Date of Grant.

                                       QUANTA CAPITAL HOLDINGS LTD.

                                       By:
                                          --------------------------------------
                                          Name:  Robert Lippincott III
                                          Title: Interim Chief Executive Officer

                                       -----------------------------------------
                                       [name of Holder]